Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2021 SECOND QUARTER RESULTS

DOUBLE DIGIT REVENUE GROWTH IN QUARTER

ATLANTA, (August 3, 2021) -- Crawford & Company® (NYSE: CRD-A and CRD-B), the world’s largest publicly listed independent provider of claims management and outsourcing solutions to carriers, brokers and corporations, today announced its financial results for the second quarter ended June 30, 2021.

The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75% of CRD-A, voting as a class.

GAAP Consolidated Results

Second Quarter 2021

•
Revenues before reimbursements of $267.5 million, up 14% over $234.4 million for the 2020 second quarter
•
Net income attributable to shareholders of $11.8 million, double the $5.9 million in the same period last year
•
Diluted earnings per share of $0.22 for both CRD-A and CRD-B, compared with $0.11 for both CRD-A for CRD-B in the prior year second quarter

Non-GAAP Consolidated Results

Second Quarter 2021

Non-GAAP consolidated results for 2021 exclude the non-cash after-tax amortization of intangible assets of $2.1 million. Non-GAAP consolidated results for 2020 exclude the non-cash after-tax adjustments of amortization of intangible assets of $2.0 million, loss on disposition of business of $0.3 million, and income tax impact of the first quarter 2020 goodwill impairment of $2.2 million, as explained further on page 3.

•
Foreign currency exchange rates increased revenues before reimbursements by $12.2 million or 5.2%. Presented on a constant dollar basis to the prior year, revenues before reimbursements totaled $255.2 million, increasing 9% over $234.4 million for the 2020 second quarter
•
Net income attributable to shareholders, on a non-GAAP basis, totaled $13.8 million in the 2021 second quarter, compared with $10.4 million in the same period last year
•
Diluted earnings per share, on a non-GAAP basis, of $0.25 for CRD-A and $0.26 CRD-B in the 2021 second quarter, compared with $0.19 for both CRD-A and CRD-B in the prior year second quarter
•
Consolidated adjusted operating earnings, on a non-GAAP basis, were $19.6 million, or 7.3% of revenues before reimbursements, in the 2021 second quarter, compared with $18.2 million, or 7.8% of revenues, in the 2020 second quarter
•
Consolidated adjusted EBITDA, a non-GAAP financial measure, was $29.0 million, or 10.8% of revenues before reimbursements, in the 2021 second quarter, compared with $25.5 million, or 10.9% of revenues, in the 2020 second quarter

Management Comments

Mr. Rohit Verma, chief executive officer of Crawford & Company stated, “Crawford delivered outstanding results in the second quarter of 2021, including year-over-year revenue and non-GAAP CRD-A EPS growth of 14% and 32%, respectively. Importantly, we saw strength across the business despite the absence of significant weather-related activity as claim volumes rebounded in TPA and Loss Adjusting while the Platforms business continues to drive transformation in the loss adjusting industry."

Mr. Verma continued, “We are building on this momentum as we further advance our strategy. Through reimagination of the claims ecosystem and investments in technology, we remain on the cutting-edge of innovation within the insurance industry. Entering the second half of 2021, while we continue to see some potential headwinds from an uneven COVID-19 global recovery, some green shoots are emerging for our U.S. TPA business amidst signs of an increasingly robust labor market. Encouragingly, the post-pandemic insurance landscape is accelerating the pace of adoption for digital client-centric solutions bolstering the overall performance of our Platforms segment. We remain confident that our ongoing success will continue to enhance lives and will deliver value to our shareholders, businesses and communities.”

Segment Results for the Second Quarter

Crawford Loss Adjusting

Crawford Loss Adjusting revenues before reimbursements were $116.0 million in the second quarter of 2021, increasing 6.3% from $109.1 million in the second quarter of 2020. Absent foreign currency rate benefits of $8.7 million, second quarter 2021 revenues would have been $107.3 million.

The segment had operating earnings of $6.2 million in the 2021 second quarter decreasing from $10.0 million in the second quarter of 2020. The operating margin was 5.3% in the 2021 quarter and 9.2% in the 2020 quarter.

Crawford Platform Solutions

Crawford Platform Solution revenues before reimbursements were $51.1 million in the second quarter of 2021, up 39.4% from $36.7 million in the same period of 2020. Absent foreign exchange rate benefits of $0.7 million, revenues would have been $50.4 million for the three months ended June 30, 2021.

Operating earnings were $10.4 million in the 2021 second quarter increasing 45.1% over $7.1 million in the 2020 period. The segment’s operating margin for the 2021 quarter was 20.3% as compared with 19.5% in the 2020 quarter.

Crawford TPA Solutions

Crawford TPA Solutions segment revenues before reimbursements were $100.4 million in the 2021 second quarter, increasing 13.2% from $88.7 million in the 2020 second quarter. Absent foreign currency rate benefits of $2.8 million, second quarter 2021 revenues would have been $97.6 million.

Crawford TPA Solutions recorded operating earnings of $4.7 million in the second quarter of 2021, representing an operating margin of 4.7%, increasing from $3.1 million, or 3.5% of revenues, in the 2020 second quarter.

Unallocated Corporate and Shared Costs and Credits, Net

Unallocated corporate costs were $1.7 million in the second quarter of 2021, compared with $2.1 million in the same period of 2020. The decrease for the three months ended June 30, 2021 was primarily due to a decrease in severance costs present in 2020, partially offset by an increase in self-insurance costs and professional fees, and a lower credit from the Canada Emergency Wage Subsidy ("CEWS").

CEWS

During the 2021 second quarter, the Company recognized a pretax benefit from CEWS totaling $2.2 million as compared to benefits of $4.3 million in the 2020 second quarter. The Company does not expect to recognize any further benefits from CEWS during the remainder of 2021.

Income Tax Impact of First Quarter 2020 Goodwill Impairment

The Company recognized a non-cash goodwill impairment in the 2020 first quarter, totaling $17.7 million. Due to the non-discrete income tax treatment of the goodwill impairment, the initial income tax benefit related to the impairment normalized during the year, resulting in a lower full year income tax benefit. During the 2020 second quarter, the impact of this treatment decreased the income tax benefit by $2.2 million, or $0.04 per share. There was no goodwill impairment in 2021.

Loss on Disposition of Business

There was a pretax loss on disposal totaling $0.3 million in the 2020 second quarter related to the disposal of a business in our Crawford Platform Solutions reporting segment. There was no loss on disposal in 2021.

COVID-19

The Company has experienced some recovery from the negative economic impact of COVID-19 in recent months, particularly in the U.S., compared to the significant reductions experienced in the prior year. Due to continued negative impacts in multiple regions, it is uncertain whether such recovery can be sustained and continue. We expect that the economic impact from COVID-19 could have a material impact to our results of operations, financial condition, and cash flows in one or more future quarters. In addition, it is possible that changes in economic conditions and steps taken by international, federal, state and/or local governments in response to COVID-19 could have negative impacts, including labor shortages which could increase compensation costs and other expenses, unless mitigated by government assistance programs to corporations.

Balance Sheet and Cash Flow

The Company’s consolidated cash and cash equivalents position as of June 30, 2021, totaled $44.7 million, unchanged from December 31, 2020. The Company’s total debt outstanding as of June 30, 2021, totaled $125.0 million, compared with $113.6 million at December 31, 2020.

The Company’s operations provided $10.5 million of cash during 2021, compared with $12.0 million in 2020. The decrease in cash provided by operating activities was primarily due to higher pension contributions and growth in receivables, offset by higher net income in the current period.

The Company made $4.5 million in contributions to its U.S. defined benefit pension plan and $0.4 million to its U.K. plans for 2021, compared with $3.0 million in contributions to the U.S. plan and $0.3 million to the U.K. plans in 2020.

During 2021, the Company repurchased 256,213 shares of CRD-A and 80,952 shares of CRD-B at an average per share cost of $9.09 and $8.28, respectively. The total cost of share repurchases during 2021 was $3.0 million.

Conference Call

As previously announced, Crawford & Company will host a conference call on August 4, 2021, at 8:30 a.m. Eastern Time to discuss its second quarter 2021 results. The conference call can be accessed live by dialing 1-833-968-1973 and using Conference ID 9538728. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, https://ir.crawco.com. The call will be recorded and available for replay through September 4, 2021. You may dial 1-800-585-8367 to listen to the replay.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment, restructuring costs, loss on disposition of business, income taxes and net income or loss attributable to noncontrolling interests and redeemable noncontrolling interests.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with recurring adjustments for depreciation and amortization, net corporate interest expense, income taxes and stock-based compensation expense. Additionally, adjustments for non-recurring expenses for goodwill impairment, restructuring costs and loss on disposition of business have been included in the calculation of adjusted EBITDA.

Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, certain unallocated professional fees and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings to better assess the results of each segment's operating activities on a consistent basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended				Six Months Ended
(in thousands)		June 30, 2021		June 30, 2020		June 30, 2021		June 30, 2020
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$155,714	58.2%	$131,889	56.3%	$301,116	57.8%	$266,335	56.4%
U.K.	GBP	34,280	12.8%	32,559	13.9%	66,503	12.8%	64,942	13.8%
Canada	CAD	20,337	7.6%	20,853	8.9%	41,571	8.0%	46,073	9.8%
Australia	AUD	27,497	10.3%	18,778	8.0%	51,707	9.9%	34,325	7.3%
Europe	EUR	14,145	5.3%	14,019	6.0%	27,409	5.3%	27,408	5.8%
Rest of World	Various	15,484	5.8%	16,318	6.9%	32,332	6.2%	32,864	6.9%
Total Revenues, before reimbursements		$267,457	100.0%	$234,416	100.0%	$520,638	100.0%	$471,947	100.0%

Following is a reconciliation of segment and consolidated operating earnings to net income (loss) attributable to shareholders of Crawford & Company on a GAAP basis:

	Three months ended		Six Months Ended
(in thousands)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Operating earnings:
Crawford Loss Adjusting	$6,199	$10,043	$11,061	$10,715
Crawford Platform Solutions	10,368	7,145	14,969	10,284
Crawford TPA Solutions	4,715	3,122	9,431	9,420
Unallocated corporate and shared costs, net	(1,662)	(2,066)	(2,815)	(5,162)
Consolidated operating earnings	19,620	18,244	32,646	25,257
(Deduct) add:
Net corporate interest expense	(1,213)	(2,452)	(2,795)	(4,676)
Stock option expense	(264)	(286)	(404)	(576)
Amortization expense	(2,750)	(2,732)	(5,549)	(5,488)
Goodwill impairment	—	—	—	(17,674)
Restructuring costs	—	—	—	(5,714)
Loss on disposition of business	—	(341)	—	(341)
Income tax (provision) benefit	(3,590)	(6,311)	(6,061)	2,175
Net (income) loss attributable to noncontrolling interests and redeemable noncontrolling interests	(23)	(224)	7	1,536
Net income (loss) attributable to shareholders of Crawford & Company	$11,780	$5,898	$17,844	$(5,501)

Following is a reconciliation of net income (loss) attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA:

	Three months ended		Six Months Ended
(in thousands)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net income (loss) attributable to shareholders of Crawford & Company	$11,780	$5,898	$17,844	$(5,501)
Add (Deduct):
Depreciation and amortization	10,464	9,390	20,942	19,450
Stock-based compensation	1,954	1,118	3,563	1,998
Net corporate interest expense	1,213	2,452	2,795	4,676
Goodwill impairment	—	—	—	17,674
Restructuring costs	—	—	—	5,714
Loss on disposition of business	—	341	—	341
Income tax provision (benefit)	3,590	6,311	6,061	(2,175)
Non-GAAP adjusted EBITDA	$29,001	$25,510	$51,205	$42,177

Following is a reconciliation of operating cash flow to free cash flow for the six months ended June 30, 2021 and 2020:

Six months ended
(in thousands)	June 30, 2021	June 30, 2020	Change
Net Cash Provided by Operating Activities	$10,532	$12,032	$(1,500)
Less:
Property & Equipment Purchases, net	(2,120)	(5,476)	3,356
Capitalized Software (internal and external costs)	(10,083)	(8,823)	(1,260)
Free Cash Flow	$(1,671)	$(2,267)	$596

Following are the reconciliations of GAAP Revenue, Operating Earnings, Pretax Earnings (Loss), Net Income (Loss) and Earnings (Loss) Per Share to related non-GAAP Adjusted figures, which reflect 2021 before amortization of intangible assets, and for 2020 exclude the amortization of intangible assets, goodwill impairment, loss on disposition of business and restructuring costs:

Three Months Ended June 30, 2021
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share(1)	Diluted earnings per CRD-B share
GAAP	$267,457	$19,620	$15,393	$11,780	$0.22	$0.22
Adjustments:
Amortization of intangible assets	—	—	2,750	2,063	0.04	0.04
Non-GAAP Adjusted	$267,457	$19,620	$18,143	$13,843	$0.25	$0.26

Three Months Ended June 30, 2020
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax (loss) earnings	Net income attributable to Crawford & Company(2)	Diluted earnings per CRD-A share(2)	Diluted earnings per CRD-B share(2)
GAAP	$234,416	$18,244	$12,433	$5,898	$0.11	$0.11
Adjustments:
Amortization of intangible assets	—	—	2,732	2,049	0.04	0.04
Income tax impact of first quarter goodwill impairment	—	—	—	2,206	0.04	0.04
Loss on disposition of business	—	—	341	265	-	-
Non-GAAP Adjusted	$234,416	$18,244	$15,506	$10,418	$0.19	$0.19

Six Months Ended June 30, 2021
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax income	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share(1)	Diluted earnings per CRD-B share
GAAP	$520,638	$32,646	$23,898	$17,844	$0.33	$0.33
Adjustments:
Amortization of Intangible Assets	—	—	5,549	4,162	0.08	0.08
Non-GAAP Adjusted	$520,638	$32,646	$29,447	$22,006	$0.40	$0.41

Six Months Ended June 30, 2020
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax (loss) earnings	Net (loss) income attributable to Crawford & Company(2)	Diluted (loss) earnings per CRD-A share(2)	Diluted (loss) earnings per CRD-B share(2)
GAAP	$471,947	$25,257	$(9,212)	$(5,501)	$(0.10)	$(0.12)
Adjustments:
Goodwill impairment	—	—	17,674	11,339	0.21	0.21
Restructuring costs	—	—	5,714	3,263	0.06	0.06
Loss on disposition of business	—	—	341	265	0.01	0.01
Amortization of Intangible Assets	—	—	5,488	4,116	0.08	0.08
Non-GAAP Adjusted	$471,947	$25,257	$20,005	$13,482	$0.26	$0.24

(1) Sum of reconciling items may differ from total due to rounding of individual components.

(2) The income tax impact of goodwill impairment was based on the estimated annual effective income tax rate. Due to the non-discrete income tax treatment of the first quarter 2020 goodwill impairment, the income tax benefit normalized as income was earned during the remainder of the year, resulting in a lower full year income tax benefit during 2020.

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share:

	Three months ended		Six months ended
(in thousands)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Weighted-Average Shares Used to Compute Basic Earnings (Loss) Per Share:
Class A Common Stock	30,826	30,521	30,825	30,541
Class B Common Stock	22,445	22,510	22,454	22,544
Weighted-Average Shares Used to Compute Diluted Earnings (Loss) Per Share:
Class A Common Stock	31,997	30,690	31,897	30,541
Class B Common Stock	22,445	22,510	22,454	22,544

Further information regarding the Company’s operating results for the quarter and six months ended June 30, 2021, financial position as of June 30, 2021, and cash flows for the six months ended June 30, 2021 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is the world's largest publicly listed independent provider of claims management and outsourcing solutions to carriers, brokers and corporations with an expansive global network serving clients in more than 70 countries. The Company’s shares are traded on the NYSE under the symbols CRD-A and CRD-B. The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class. More information is available at www.crawco.com.

Earnings per share may be different between CRD-A and CRD-B due to the payment of a higher per share dividend on CRD-A than CRD-B, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.

TAG: Crawford-Financial, Crawford-Investor-News-and-Events

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended June 30,	2021	2020	% Change

Revenues:
Revenues Before Reimbursements	$267,457	$234,416	14%
Reimbursements	9,088	8,459	7%
Total Revenues	276,545	242,875	14%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	193,157	163,598	18%
Reimbursements	9,088	8,459	7%
Total Costs of Services	202,245	172,057	18%

Selling, General, and Administrative Expenses	58,658	55,508	6%
Corporate Interest Expense, Net	1,213	2,452	(51)%
Loss on disposition of business	-	341	nm
Total Costs and Expenses	262,116	230,358	14%

Other Income (Expense), Net	964	(84)	1248%

Income Before Income Taxes	15,393	12,433	24%
Provision for Income Taxes	3,590	6,311	(43)%

Net Income	11,803	6,122	93%

Net Income Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	(23)	(224)	(90)%

Net Income Attributable to Shareholders of Crawford & Company	$11,780	$5,898	100%

Earnings Per Share - Basic:
Class A Common Stock	$0.22	$0.11	100%
Class B Common Stock	$0.22	$0.11	100%

Earnings Per Share - Diluted:
Class A Common Stock	$0.22	$0.11	100%
Class B Common Stock	$0.22	$0.11	100%

Cash Dividends Per Share:
Class A Common Stock	$0.06	$0.03	100%
Class B Common Stock	$0.06	$0.03	100%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Six Months Ended June 30,	2021	2020	% Change

Revenues:
Revenues Before Reimbursements	$520,638	$471,947	10%
Reimbursements	18,062	16,974	6%
Total Revenues	538,700	488,921	10%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	378,359	341,202	11%
Reimbursements	18,062	16,974	6%
Total Costs of Services	396,421	358,176	11%

Selling, General, and Administrative Expenses	117,360	111,262	5%
Corporate Interest Expense, Net	2,795	4,676	(40)%
Goodwill Impairment	-	17,674	nm
Restructuring Costs	-	5,714	nm
Gain on Disposition of Businesses, Net	-	341	nm
Total Costs and Expenses	516,576	497,843	4%

Other Income (Expense), Net	1,774	(290)	712%

Income (Loss) Before Income Taxes	23,898	(9,212)	359%
Provision (benefit) for Income Taxes	6,061	(2,175)	379%

Net Income (Loss)	17,837	(7,037)	353%

Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	7	1,536	(100)%

Net Income (Loss) Attributable to Shareholders of Crawford & Company	$17,844	$(5,501)	424%

Earnings (Loss) Per Share - Basic:
Class A Common Stock	$0.33	$(0.10)	430%
Class B Common Stock	$0.33	$(0.12)	375%

Earnings (Loss) Per Share - Diluted:
Class A Common Stock	$0.33	$(0.10)	430%
Class B Common Stock	$0.33	$(0.12)	375%

Cash Dividends Per Share:
Class A Common Stock	$0.12	$0.10	20%
Class B Common Stock	$0.12	$0.08	50%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2021 and December 31, 2020

Unaudited

(In Thousands, Except Par Values)

	June 30,	December 31,
	2021	2020
ASSETS

Current Assets:
Cash and Cash Equivalents	$44,708	$44,656
Accounts Receivable, Net	124,651	123,060
Unbilled Revenues, at Estimated Billable Amounts	115,489	103,528
Income Taxes Receivable	1,785	1,269
Prepaid Expenses and Other Current Assets	32,739	29,490
Total Current Assets	319,372	302,003

Net Property and Equipment	34,107	36,402

Other Assets:
Operating Lease Right-of-Use Asset, Net	106,433	109,315
Goodwill	74,728	66,537
Intangible Assets Arising from Business Acquisitions, Net	69,316	71,176
Capitalized Software Costs, Net	72,048	71,021
Deferred Income Tax Assets	25,501	25,595
Other Noncurrent Assets	69,084	70,935
Total Other Assets	417,110	414,579

Total Assets	$770,589	$752,984

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$7,084	$1,837
Accounts Payable	40,786	41,544
Accrued Compensation and Related Costs	71,003	81,848
Self-Insured Risks	11,147	11,390
Income Taxes Payable	—	5,822
Operating Lease Liability	30,193	32,745
Other Accrued Liabilities	43,652	40,375
Deferred Revenues	28,365	27,233
Total Current Liabilities	232,230	242,794

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	117,878	111,758
Operating Lease Liability	92,467	93,228
Deferred Revenues	23,923	24,136
Accrued Pension Liabilities	44,223	53,886
Other Noncurrent Liabilities	44,314	40,254
Total Noncurrent Liabilities	322,805	323,262

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	30,723	30,847
Class B Common Stock, $1.00 Par Value	22,429	22,510
Additional Paid-in Capital	70,813	67,193
Retained Earnings	274,033	265,245
Accumulated Other Comprehensive Loss	(182,235)	(198,856)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	215,763	186,939
Noncontrolling Interests	(209)	(11)
Total Shareholders’ Investment	215,554	186,928

Total Liabilities and Shareholders’ Investment	$770,589	$752,984

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES

Unaudited

(In Thousands, Except Percentages)

Three Months Ended June 30,

	Crawford Loss Adjusting		%	Crawford Platform Solutions		%	Crawford TPA Solutions		%
	2021	2020	Change	2021	2020	Change	2021	2020	Change

Revenues Before Reimbursements	$115,956	$109,062	6.3%	$51,127	$36,686	39.4%	$100,374	$88,668	13.2%

Direct Compensation, Fringe Benefits & Non-Employee Labor	75,557	65,571	15.2%	30,489	21,170	44.0%	63,880	56,937	12.2%

% of Revenues Before Reimbursements	65.2%	60.1%		59.6%	57.7%		63.6%	64.2%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	34,200	33,448	2.2%	10,270	8,371	22.7%	31,779	28,609	11.1%

% of Revenues Before Reimbursements	29.5%	30.7%		20.1%	22.8%		31.7%	32.3%

Total Operating Expenses	109,757	99,019	10.8%	40,759	29,541	38.0%	95,659	85,546	11.8%

Operating Earnings (1)	$6,199	$10,043	(38.3)%	$10,368	$7,145	45.1%	$4,715	$3,122	51.0%

% of Revenues Before Reimbursements	5.3%	9.2%		20.3%	19.5%		4.7%	3.5%

Six Months Ended June 30,

	Crawford Loss Adjusting		%	Crawford Platform Solutions		%	Crawford TPA Solutions		%
	2021	2020	Change	2021	2020	Change	2021	2020	Change

Revenues Before Reimbursements	$228,493	$216,166	5.7%	$93,526	$69,116	35.3%	$198,619	$186,665	6.4%

Direct Compensation, Fringe Benefits & Non-Employee Labor	149,142	136,144	9.5%	57,858	41,579	39.2%	126,835	118,337	7.2%

% of Revenues Before Reimbursements	65.3%	63.0%		61.9%	60.2%		63.9%	63.4%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	68,290	69,307	(1.5)%	20,699	17,253	20.0%	62,353	58,908	5.8%

% of Revenues Before Reimbursements	29.9%	32.1%		22.1%	25.0%		31.4%	31.6%

Total Operating Expenses	217,432	205,451	5.8%	78,557	58,832	33.5%	189,188	177,245	6.7%

Operating Earnings (1)	$11,061	$10,715	3.2%	$14,969	$10,284	45.6%	$9,431	$9,420	0.1%

% of Revenues Before Reimbursements	4.8%	5.0%		16.0%	14.9%		4.7%	5.0%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment, restructuring costs, loss on disposition of business, and certain unallocated corporate and shared costs and credits. See pages 3 and 4 for additional information about segment operating earnings.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year to Date Period Ended June 30, 2021 and June 30, 2020

Unaudited

(In Thousands)

	2021	2020
Cash Flows From Operating Activities:
Net income (loss)	$17,837	$(7,037)
Reconciliation of net income (loss) to net cash provided by operating activities:
Depreciation and amortization	20,942	19,450
Goodwill impairment	—	17,674
Stock-based compensation	3,563	1,998
Loss on disposition of business	—	341
Changes in operating assets and liabilities:
Accounts receivable, net	3,111	5,473
Unbilled revenues, net	(7,026)	(7,000)
Accrued or prepaid income taxes	(7,424)	(6,806)
Accounts payable and accrued liabilities	(11,331)	(3,405)
Deferred revenues	(189)	(457)
Accrued retirement costs	(9,879)	(4,975)
Prepaid expenses and other operating activities	928	(3,224)
Net cash provided by operating activities	10,532	12,032

Cash Flows From Investing Activities:
Acquisitions of property and equipment	(2,120)	(5,476)
Capitalization of computer software costs	(10,083)	(8,823)
Proceeds from settlement of life insurance policies	4,198	—
Payments for business acquisitions, net of cash acquired	(3,786)	—
Other investing	—	(87)
Net cash used in investing activities	(11,791)	(14,386)

Cash Flows From Financing Activities:
Cash dividends paid	(6,394)	(4,859)
Repurchases of common stock	(2,999)	(2,666)
Increases in short-term and revolving credit facility borrowings	29,983	73,340
Payments on short-term and revolving credit facility borrowings	(18,986)	(54,124)
Payments of contingent consideration on acquisitions	(1,683)	—
Other financing activities	(282)	(292)
Net cash (used in) provided by financing activities	(361)	11,399

Effects of exchange rate changes on cash and cash equivalents	1,672	(889)
Increase in cash and cash equivalents	52	8,156
Cash and cash equivalents at beginning of year	44,656	51,802
Cash and cash equivalents at end of period	$44,708	$59,958